Exhibit 3.1

EXEMPTED Company Registered and
filed as No. 385239 On 08-Dec-2021

Deputy Registrar

THE COMPANIES ACT (REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

BITDEER TECHNOLOGIES GROUP

Registered Office:

c/o International Corporation Services Ltd.

P.O. Box 472

Harbour Place, 2nd Floor

103 South Church Street

George Town

Grand Cayman KY1-1106

Cayman Islands

Auth Code: D55986437158

www.verify.gov.ky

EXEMPTED Company Registered and
filed as No. 385239 On 08-Dec-2021

Deputy Registrar

THE COMPANIES ACT (REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

BITDEER TECHNOLOGIES GROUP

1	The name of the Company is Bitdeer Technologies Group.

2	The registered office of the Company shall be at the offices of International Corporation Services Ltd., P.O. Box 472, Harbour Place, 2nd Floor, 103 South Church Street, George Town, Grand Cayman KY1-1106, Cayman Islands, or at such other place as the Directors may from time to time decide.

3	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Act (Revised) as the same may be revised from time to time, or any other law of the Cayman Islands.

4	The liability of each Member is limited to the amount from time to time unpaid on such Member's shares.

5	The share capital of the Company is US$50,000 divided into 500,000,000,000 shares of a par value of US$0.0000001 each.

6	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7	Capitalised terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

Auth Code: D55986437158

www.verify.gov.ky

EXEMPTED Company Registered and
filed as No. 385239 On 08-Dec-2021

Deputy Registrar

WE, the subscriber to this Memorandum of Association, wish to be formed into a company pursuant to this Memorandum of Association, and we agree to take the number of shares shown opposite our name.

Dated this 8th day of December 2021.

Name	Address and Description of Subscriber	Number of Shares taken by Subscriber

International Corporation Services Ltd.	Harbour Place, 2nd Floor, 103 South Church Street, PO Box 472, Grand Cayman, KY1-1106	One Share

/s/ Darryl Myers

Darryl Myers

Director

WITNESS to the above signature

/s/ Melanie Whittaker

Melanie Whittaker

Auth Code: D55986437158

www.verify.gov.ky